 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-232711
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 20, 2019)
Up to $400,000,000
Depositary Units
Representing Limited Partner Interests
Icahn Enterprises L.P.
This prospectus supplement and the accompanying base prospectus relate to the offer, issuance and sale from time to time of our depositary units representing limited partner interests in Icahn Enterprises L.P. (“depositary units”) having an aggregate offering amount of up to $400,000,000 through Jefferies LLC (the “Agent”). These sales, if any, will be made pursuant to the terms of the open market sale agreement dated February 26, 2021, between us and the Agent that will be filed with the Securities and Exchange Committee as an exhibit to a Current Report on Form 8-K.
Sales of our depositary units, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Global Select Market or any other existing trading market for our depositary units. The Agent is not required to sell any specific number or dollar amount of our depositary units but will use its commercially reasonable efforts, as our agent and subject to the terms of the open market sale agreement, to sell our depositary units offered, as instructed by us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Under the terms of the open market sale agreement, we also may sell our depositary units to the Agent as principal for its own account at a price agreed upon at the time of the sale. If we sell our depositary units to the Agent, as principal, we will enter into a separate agreement with the Agent and we will describe that agreement in a separate prospectus supplement or pricing supplement to the extent required by law. See “Plan of Distribution.”
The Agent will be entitled to a commission of an amount up to 2.00% of the gross sales price per depositary unit sold under the open market sale agreement by the Agent acting as our agent with the exact amount to be agreed by the Company. In connection with the sale of our depositary units on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act.
Our depositary units are currently listed on The Nasdaq Global Select Market under the symbol “IEP.” On February 25, 2021, the last reported sale price of our depositary units on The Nasdaq Global Select Market was $66.98 per depositary unit.

Investing in our depositary units involves a high degree of risk. You should carefully consider the risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and those found in the accompanying prospectus and the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies
The date of this prospectus supplement is February 26, 2021

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein as of the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. Neither we nor the Agent have authorized any dealer, salesman or other person to give you any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. We and the Agent take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you.
The information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus and any related free writing prospectus, as applicable, and the information contained in any document incorporated by reference herein or therein is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus or of any sale of our depositary units. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
This prospectus supplement may contain or incorporate by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”
The following information should help you understand some of the conventions used in this prospectus:
•
Throughout this prospectus supplement, when we use the terms “we,” “us,” “our partnership,” “Icahn Enterprises” or “Icahn Enterprises L.P.,” we are referring either to Icahn Enterprises L.P., the registrant itself, or to Icahn Enterprises L.P. and our subsidiaries collectively, as the context requires.

•
We are managed by Icahn Enterprises G.P. Inc., a Delaware corporation indirectly wholly owned by Mr. Carl C. Icahn, which is our general partner. Our general partner makes all determinations on behalf of our partnership, including determinations related to the conduct of our partnership’s business and operations. As a result, the executive officers of our general partner, under the direction of the board of directors of our general partner, make all decisions on behalf of our partnership with respect to the conduct of our business. We refer to the board of directors of our general partner as the “board of directors.”

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained in other parts of this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in our depositary units and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy our depositary units.
Overview
Icahn Enterprises owns a 99% limited partner interest in Icahn Enterprises Holdings. Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), which is owned and controlled by Mr. Carl C. Icahn, owns a 1% general partner interest in each of Icahn Enterprises and Icahn Enterprises Holdings as of December 31, 2020. Icahn Enterprises Holdings and its subsidiaries own substantially all of the assets and liabilities of Icahn Enterprises and conduct substantially all of its operations. In addition to the above, Mr. Icahn and his affiliates owned approximately 92% of Icahn Enterprises’ outstanding depositary units as of December 31, 2020.
Mr. Icahn’s estate has been designed to assure the stability and continuation of Icahn Enterprises with no need to monetize his interests for estate tax or other purposes. In the event of Mr. Icahn’s death, control of Mr. Icahn’s interests in Icahn Enterprises and its general partner will be placed in charitable and other trusts under the control of senior Icahn Enterprises executives and family members.
The following is a summary of our core holdings:
Investment.   Our Investment segment is comprised of various private investment funds (“Investment Funds”) in which we have general partner interests and through which we invest our proprietary capital. We and certain of Mr. Icahn’s family members and affiliates are the sole investors in the Investment Funds. Interests in the Investment Funds are not offered to outside investors. As general partner, we provide investment advisory and certain administrative and back office services to the Investment Funds but do not provide such services to any other entities, individuals or accounts. Since inception in 2004 through December 31, 2020, the Investment Funds’ cumulative returns were approximately 72.7%, representing an annualized rate of return of approximately 3.4%. For the year ended December 31, 2020, the Investment Funds’ returns were approximately (14.3%).
Energy.   We conduct our Energy segment through our majority owned subsidiary, CVR Energy, Inc. (“CVR Energy”). CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing businesses through its 100% ownership in CVR Refining, LP (“CVR Refining”) and 36% ownership in CVR Partners, LP (“CVR Partners”), respectively. As of December 31, 2020, we owned approximately 71% of the total outstanding common stock of CVR Energy. CVR Refining is an independent petroleum refiner and marketer of high value transportation fuels. CVR Refining’s mid-continent location provides access to significant quantities of crude oil from the continental United States and Western Canada. CVR Refining’s strategic location of its refineries, combined with supporting logistics assets, provides significant flexibility to use the most profitable mix of crude oil. CVR Partners produces and markets nitrogen fertilizers in the form of urea ammonium nitrate and ammonia which are used by farmers to improve the yield and quality of their crops.
Automotive.   We conduct our Automotive segment through our wholly owned subsidiary, Icahn Automotive Group LLC (“Icahn Automotive”). Our Automotive segment also includes our equity method investment in 767 Auto Leasing LLC, a joint venture created to purchase vehicles for lease. Icahn Automotive was formed by us to invest in and operate businesses involved in automotive repair and maintenance services as well as the distribution and sale of automotive aftermarket parts and accessories to end-user do-it-yourself customers, wholesale distributors, and professional auto mechanics. Icahn Automotive’s aftermarket parts and automotive services businesses serve different customer channels and have distinct strategies, opportunities and requirements. As a result, the board of directors of Icahn

Automotive has approved the separation of its aftermarket parts and automotive services businesses into two independent operating companies, each with its own Chief Executive Officer and management teams, and both of which are supported by a central shared service group.
Food Packaging.   We conduct our Food Packaging segment through our majority owned subsidiary, Viskase Companies, Inc. (“Viskase”). As of December 31, 2020, we owned approximately 89% of the total outstanding common stock of Viskase. In October 2020, Viskase completed an equity private placement whereby we acquired an additional 50,000,000 shares of Viskase common stock for $100 million. In connection with this transaction, our ownership of Viskase increased from approximately 79% to 89%. Viskase is a producer of cellulosic, fibrous and plastic casings used to prepare and package processed meat products. Viskase’s operations include ten manufacturing facilities throughout North America, Europe, South America and Asia. While developed markets remain a steady source of demand for Viskase’s products, we believe that future growth will be driven significantly by the growing middle class in emerging markets.
Metals.   We conduct our Metals segment through our wholly owned subsidiary, PSC Metals LLC (“PSC Metals”). PSC Metals is principally engaged in the business of collecting, processing and selling ferrous and non-ferrous metals, as well as the processing and distribution of steel pipe and plate products in the Midwest and Southern United States. PSC Metals collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers.
Real Estate.   Our Real Estate segment consists primarily of investment properties, the development and sale of single-family homes and the management of a country club. Our Real Estate segment also owns a hotel and timeshare resort in Aruba and a property in Atlantic City, New Jersey.
Home Fashion.   We conduct our Home Fashion segment through our wholly owned subsidiary, WestPoint Home LLC (“WPH”). WPH’s business consists of manufacturing, sourcing, marketing, distributing and selling home fashion consumer products.
Pharma.   We conduct our Pharma segment through our wholly owned subsidiary, Vivus, Inc. (“Vivus”). We acquired all of the outstanding common stock of Vivus in December 2020 upon its emergence from bankruptcy. Prior to Vivus’ emergence from bankruptcy, we held an investment in all of Vivus’ convertible corporate debt securities as well as all of its other outstanding debt. Vivus is a specialty pharmaceutical company with two approved therapies and one product candidate in active clinical development.
Mining.   We conducted our Mining segment through our majority owned subsidiary, Ferrous Resources Ltd. (“Ferrous Resources”). Ferrous Resources acquired certain rights to iron ore mineral resources in Brazil and develops mining operations and related infrastructure to produce and sell iron ore products to the global steel industry. On December 5, 2018, we announced a definitive agreement to sell Ferrous Resources based on a total valuation of $550 million, including repaid indebtedness. The transaction closed on August 1, 2019. Our proportionate share of the cash proceeds, net of adjustments, was $463 million.
Recent Developments
On January 3, 2021, we entered into an agreement with Herbalife Nutrition Ltd. (“Herbalife”) pursuant to which Herbalife repurchased from us $600 million of Herbalife’s common stock beneficially owned by us at a purchase price of $48.05 per share, the closing price of the shares on December 31, 2020. In connection with this transaction, our ownership of Herbalife’s common stock was reduced to approximately 6.7% and our directors on Herbalife’s board of directors stepped down.
Risk Factors
Investment in our depositary units involves substantial risks. See “Risk Factors” starting on page S-5, and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q (which are incorporated by reference herein), as well as other information included in this prospectus for a discussion of certain risks relating to an investment in our depositary units.

Corporate Information
Information concerning the Company is contained in the documents that we file with the SEC as a reporting company under the Exchange Act, which are accessible at www.sec.gov. Our website address is www.ielp.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Our mailing address is 16690 Collins Avenue, PH-1, Sunny Isles Beach, Florida 33160. Our telephone number is (305) 422-4100.
THE OFFERING
Depositary units offered by us
Depositary units having an aggregate offering amount of up to $400,000,000.
Manner of offering
“At-the-market” offering that may be made from time to time through our Agent, Jefferies LLC. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds from future sales of our depositary units in this offering to fund potential acquisitions and for general limited partnership purposes. See “Use of Proceeds.”
Material U.S. federal income tax considerations
For a discussion of material U.S. federal income tax considerations that may be relevant to potential holders of our depositary units, please read “Material U.S. Federal Income Tax Considerations.”
Risk factors
Investing in our depositary units involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-5 in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering.
Nasdaq Global Select Market symbol
IEP.

RISK FACTORS
An investment in our depositary units involves a high degree of risk. Before deciding whether to invest in our depositary units, you should carefully consider the risks described below and those discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Reports on Form  10-Q (which are incorporated by reference in this prospectus supplement and the accompanying prospectus), together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. You should also carefully consider the risks incorporated by reference herein by way of any amendment or update to our risk factors reflected in subsequent SEC filings. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our depositary units to decline, resulting in a loss of all or part of your investment.
Risks Related to This Offering and Our Depositary Units
Issuances or sales of our depositary units may be dilutive or cause the market price of our depositary units to fall.
The issuance or sale of substantial amounts of our depositary units, the perception that such issuances or sales of our depositary units could occur or the availability for future issuance or sale of our depositary units could have a dilutive effect on our actual and expected earnings per depositary unit or could have the effect of depressing the market price of our depositary units. The actual amount of dilution or decline in market price cannot be determined at this time and would be dependent upon numerous factors which are not currently known to us.
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our depositary units.
Our depositary units will be sold in “at-the-market” offerings, and investors who buy depositary units at different times will likely pay different prices.
Investors who purchase depositary units in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of depositary units sold in this offering. Investors may experience a decline in the value of their depositary units. The trading price of our depositary units may be volatile and subject to wide fluctuations. Many factors could have an impact on our depositary unit price, including fluctuations in the performance of our Investment Funds.
The actual number of depositary units we will issue under the open market sale agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the open market sale agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to the Agent at any time throughout the term of the open market sale agreement. The number of depositary units that are sold by the Agent after delivering an issuance notice will fluctuate based on the market price of our depositary units during the selling period and limits we set with the Agent. It is not currently possible to predict the number of depositary units that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends.
These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include the risks and uncertainties discussed under the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form  10-Q, as well as those risk factors included under “Risk Factors” in this prospectus. In addition, those “Risk Factors” may be updated from time to time by our filings under the Exchange Act. Among these risks and uncertainties are: risks related to economic downturns, substantial competition and rising operating costs; risks related to the severity, magnitude and duration of the COVID-19 pandemic and its impact on the global economy, financial markets and industries in which our subsidiaries operate; risks related to our investment activities, including the nature of the investments made by the Investment Funds in which we invest, declines in the fair value of our investments as a result of the COVID-19 pandemic, losses in the Investment Funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, declines in global demand for crude oil, refined products and liquid transportation fuels as a result of the COVID-19 pandemic, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our automotive activities and exposure to adverse conditions in the automotive industry, including as a result of the COVID-19 pandemic; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the SEC. Except as required by law, after the date of this prospectus supplement, we are under no duty to update or revise any of the forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise.
Given these risks and uncertainties, we urge you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from what we plan or expect. All of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations. In addition, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, as applicable.

USE OF PROCEEDS
We intend to use the net proceeds from future sales of our depositary units in this offering to fund potential acquisitions and for general limited partnership purposes.
Our management will have broad discretion in allocating the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.
These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax consequences of this offering and the ownership of our depositary units, more generally. All statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Proskauer Rose LLP and are based on the accuracy of the representations made by us. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing final and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), administrative rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought a ruling from the Internal Revenue Service, which is referred to as the “IRS,” with respect to any of the tax matters discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.
This discussion does not purport to be a complete description of all U.S. federal income tax consequences of this offering and the ownership of our depositary units, more generally. Moreover, this discussion focuses on our unitholders who are individual citizens or residents of the United States and only limited application to corporations, estates, trusts, nonresident aliens, other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, unitholders who own 5% or more of our depositary units, individual retirement accounts (IRAs), real estate investment trusts (REITs), regulated investment companies, including mutual funds (RICs), dealers in securities or currencies, traders in securities that elect to mark-to-market, unitholders who acquired our units from us in exchange for property other than cash (and those who acquired their units from such unitholders other than by purchase through a national securities exchange), affiliates of our general partner, or persons who hold our depositary units as part of a hedge, straddle or conversion transaction. Also, this discussion assumes that our depositary units are held as capital assets (within the meaning of Section 1221 of the Code) at the time of this offering. Furthermore, except as specifically provided, this discussion does not address the tax considerations arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable treaty.
If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes, the tax treatment of each of your partners generally will depend upon the status of the partner and upon the activities of the partnership and, thus, you should consult your own tax advisor.
As stated above, no ruling has been or will be requested from the IRS with respect to the tax consequences of this offering. Instead, we will rely on the opinions of Proskauer Rose LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Some tax aspects of this offering are not certain and no assurance can be given that the opinions and statements made herein with respect to tax matters will be sustained by a court if contested by the IRS. Furthermore, the tax treatment of this offering may be significantly modified by future legislative, regulatory or administrative changes or court decisions. Any modifications may or may not be retroactively applied.
For the reasons described below, Proskauer Rose LLP has not rendered an opinion with respect to the following specific U.S. federal income tax issues:
(a)
the treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units (please read “— Tax Treatment of Holders of Our Depositary Units — Treatment of Short Sales”);

(b)
whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Depositary Units — Allocations Between Transferors and Transferees”); and

(c)
whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Unit Ownership — Section 754 Election and Section 743 Adjustments”).

Other than as described herein, no opinions are being given with respect to any other tax matters arising from this offering. Moreover, the discussion herein assumes that this offering is consummated in the manner described in this prospectus supplement.
THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. YOU SHOULD CONSULT WITH, AND MUST RELY ON, YOUR OWN TAX ADVISORS IN ANALYZING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. CONSEQUENCES PARTICULAR TO YOU OF THIS OFFERING AND OWNERSHIP OF OUR DEPOSITARY UNITS, INCLUDING THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.
Partnership Status
A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account his or her share of items of income, gain, loss, and deduction of the partnership in computing his or her U.S. federal income tax liability, regardless of whether cash distributions are made to him or her by the partnership. Distributions by a partnership to a partner are generally not taxable to the partner unless the amount of cash distributed to the partner is in excess of the partner’s adjusted basis in his or her partnership interest.
Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. Based upon and subject to estimates and factual representations made by us and our general partner and a review of the applicable legal authorities, Proskauer Rose LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.
No ruling has been or will be sought from the IRS, and the IRS has made no determination as to our status for U.S. federal income tax purposes. Instead, we will rely on the opinion of Proskauer Rose LLP on such matters. It is the opinion of Proskauer Rose LLP that, based upon the Code, its regulations, published revenue rulings, and court decisions and the representations described below, we will be classified as a partnership.
In rendering its opinion, Proskauer Rose LLP has relied on factual representations made by us and our general partner. Certain of those representations made by us and our general partner upon which Proskauer Rose LLP has relied are as follows:
(a)
we have not at any time engaged in the business of writing insurance or annuity contracts or the reinsuring of risks underwritten by insurance companies, nor have we conducted any banking activities; and

(b)
for each taxable year, more than 90% of our gross income has been and will be income that Proskauer Rose LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Code.

We believe that these representations have been true in the past and expect that these representations will be true in the future.
If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his or her units, or taxable capital gain, after the unitholder’s tax basis in his or her units is reduced to zero. Accordingly, taxation as a corporation could result in a material reduction in a unitholder’s cash flow and after-tax return and thus could likely result in a substantial reduction of the value of the units.
The discussion below is based on Proskauer Rose LLP’s opinion that we will be classified as a partnership for U.S. federal income tax purposes.
Tax Treatment of Holders of Our Depositary Units
Partner Status
Holders of depositary units in Icahn Enterprises will be treated as partners of Icahn Enterprises for U.S. federal income tax purposes. Also, unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units will be treated as partners of Icahn Enterprises for U.S. federal income tax purposes.
A beneficial owner of units whose units have been transferred to a short seller to complete a short sale would appear to lose his or her status as a partner with respect to those units for U.S. federal income tax purposes. Please read “— Tax Treatment of Holders of Our Depositary Units — Treatment of Short Sales.”
Income, gain, deductions, or losses would not appear to be reportable by a unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These unitholders should consult their own tax advisors with respect to their tax consequences of holding units in Icahn Enterprises.
The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Icahn Enterprises for U.S. federal income tax purposes.
Flow-Through of Taxable Income
We do not pay any U.S. federal income tax. Instead, each unitholder will be required to report on his or her income tax return his or her share of our income, gains, losses, and deductions without regard to whether we make cash distributions to him or her. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his or her allocable share of our income, gains, losses and deductions for our taxable year ending with or within his or her taxable year. Our taxable year ends on December 31.
Treatment of Distributions
Distributions by us to a unitholder generally will not be taxable to the unitholder for U.S. federal income tax purposes. If the amount of any cash distribution exceeds your tax basis in your units immediately before the distribution, the amount of that excess generally will be considered to be gain from the sale or exchange of the units, taxable in accordance with the rules described under “— Disposition of Depositary Units” below. Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “— Limitations on Deductibility of Losses.”

Basis of Depositary Units
A unitholder’s initial tax basis for his or her units will be the amount he paid for the units plus his or her share of our nonrecourse liabilities. That basis will be increased by his or her share of our income and by any increases in his or her share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his or her share of our nonrecourse liabilities and by his or her share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner, but will have a share, generally based on his or her share of profits, of our nonrecourse liabilities. Please read “— Disposition of Depositary Units — Recognition of Gain or Loss.”
Limitations on Deductibility of Losses
The deduction by a unitholder of his or her share of our losses will be limited to the tax basis in his or her units and, in the case of an individual unitholder, estate, trust, or corporate unitholder that is a closely held corporation to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his or her tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his or her at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his or her at-risk amount is subsequently increased, provided such losses do not exceed such unitholders’ tax basis in his or her units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.
In general, a unitholder will be at risk to the extent of the tax basis of his or her units, excluding any portion of that basis attributable to his or her share of our nonrecourse liabilities, reduced by (a) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (b) any amount of money he borrows to acquire or hold his or her units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his or her share of our nonrecourse liabilities.
In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitation generally provides that individuals, estates, trusts, and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitation is applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only our passive income generated in the future and will not be available to offset income from other passive activities or investments (including our investments or a unitholder’s investments in other publicly traded partnerships), or a unitholder’s salary or active business income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his or her entire investment in us in a fully taxable transaction with an unrelated party. Individual unitholders, who hold directly or through a partnership or other pass-through entity, may also be subject to additional limitations on deductibility of certain “excess business losses.” The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation, but before the “excess business loss” limitations.
A unitholder’s share of our net income may be offset by the unitholder’s share of our suspended passive losses, but it may not be offset by any other current or carryover losses of the unitholder from other passive activities, including those attributable to other publicly traded partnerships. Unitholders should consult with their tax advisors regarding their limitation on the deductibility of losses under applicable sections of the Code.

Limitations on Interest Deductions
The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:
•
interest on indebtedness properly allocable to property held for investment;

•
our interest expense attributed to portfolio income; and

•
the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income. The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit.

Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders for purposes of the investment interest deduction limitation. In addition, the unitholder’s share of our portfolio income will be treated as investment income.
Moreover, Section 163(j) of the Code generally limits the deductibility of “business interest” by a taxpayer to the “business interest income” of the taxpayer plus 30% (50% for taxable years beginning in 2020 for partnerships, and 2019 and 2020 for certain other taxpayers) of the taxpayer’s “adjusted taxable income”. In the case of a taxpayer that is a partnership, this limitation is generally determined at the partnership level and is subject to special rules for taxable years beginning in 2019 and 2020. Special carryforward rules apply to partnerships and their partners. The rules governing Section 163(j) of the Code are particularly complex as applied to partnerships and their partners. We expect that substantially all of our interest will not be “business interest” as such term is used in Section 163(j) of the Code and thus would not be subject to the limitations described in this paragraph. Prospective unitholders should consult with their tax advisors as to the application of the limitation on deductibility of “business interest” under Section 163(j) of the Code.
Entity-Level Collections
If we or our general partner are required or elect under applicable law to pay any U.S. federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder, in which event the unitholder would be required to file a claim in order to obtain a credit or refund.
Allocation of Partnership Income, Gain, Loss and Deduction
For U.S. federal income tax purposes, your allocable share of our items of income, gain, loss, deduction or credit will be governed by the limited partnership agreement for our partnership if such allocations have “substantial economic effect” or are determined to be in accordance with your interest in our partnership. We allocate items of income, gain, loss and deduction generally in accordance with the relative percentage interests of the unitholders, subject to Section 704(c) of the Code. We believe that for U.S. federal income tax purposes, with the exception of the issues described in “— Section 754 Election and Section 743 Adjustments” and “— Disposition of Depositary Units — Allocations Between Transferors and Transferees,” such allocations will have substantial economic effect or be in accordance with your interest in our partnership. If the IRS successfully challenges the allocations made pursuant to the limited partnership agreement, the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in the limited partnership agreement.

Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code to account for any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution. The effect of these allocations, referred to as “Section 704(c) Allocations,” to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market value at the time of such offering. We will also make “Reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, to all of our unitholders immediately prior to this offering, and prior to any future issuance of units, whether pursuant to this prospectus supplement or otherwise, or certain other future transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction.
Treatment of Short Sales
A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:
•
any of our income, gain, loss, or deduction with respect to those units would not be reportable by the unitholder;

•
any cash distributions received by the unitholder as to those units would be fully taxable; and

•
all of these distributions would appear to be ordinary income.

Proskauer Rose LLP has not rendered an opinion regarding the tax treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. Please also read “— Disposition of Depositary Units — Recognition of Gain or Loss.”
Alternative Minimum Tax
Each individual unitholder will be required to take into account his or her distributive share of any items of our income, gain, loss, or deduction for purposes of the alternative minimum tax. Prospective unitholders should consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.
Tax Rates
Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 20%. These rates are subject to change by new legislation at any time.
A 3.8% tax is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes the allocable share of our income of a unitholder, as well as a unitholder’s gain realized from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) net investment income or (ii) the amount by which modified adjusted gross income exceeds $250,000 (if the taxpayer is married and filing jointly or a surviving spouse), $125,000 (if the taxpayer is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.
Section 754 Election and Section 743 Adjustments
We have made the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a unit purchaser’s tax basis in our assets under Section 743(b) of the Code to reflect his or her purchase price. The Section 743(b) adjustment does not apply to a person who purchases units directly from us, and it belongs only to the purchaser and not to other unitholders.

The calculations involved in the Section 754 election are complex, particularly as they related to publicly traded partnerships, and will be made on the basis of certain simplifying assumptions as to the purchase price paid for particular units and other matters. Moreover, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of any property contributed to us consistent with the methods employed by other publicly traded partnerships and the Treasury Regulations under Section 743, but this method is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Due to these simplifying assumptions and the particular methods we have chosen, the IRS could seek to reallocate some or all of any Section 743(b) adjustments we make to the basis of certain assets. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he or she would have been allocated had the election not been revoked. Proskauer Rose LLP has not rendered an opinion regarding our method of depreciating Section 743(b) adjustments.
Tax Treatment of Operations
Accounting Method and Taxable Year
We use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each unitholder will be required to include in income his or her share of our income, gain, loss and deduction for our taxable year ending within or with his or her taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his or her units following the close of our taxable year but before the close of his or her taxable year must include his or her share of our income, gain, loss, and deduction in income for his or her taxable year, with the result that such unitholder will be required to include as taxable income for his or her taxable year the unitholder’s share of more than twelve months of our income, gain, loss, and deduction. Please read “— Disposition of Depositary Units — Allocations Between Transferors and Transferees.”
Organizational and Syndication Expenses
The costs incurred in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably, or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.
Deduction for Certain Qualified Business Income
Individual taxpayers may be allowed a deduction of 20% of certain domestic business income (excluding capital gains, dividend income, and certain types of compensation) received from publicly traded partnerships. We expect that a substantial amount of our income may not be eligible for the deduction.
Disposition of Depositary Units
Recognition of Gain or Loss
Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him or her plus his or her share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.
Prior distributions from us in excess of cumulative net taxable income for a unit that decreased a unitholder’s tax basis in that unit will, in effect, become taxable income if the unit is sold at a price greater than the unitholder’s tax basis in that unit, even if the price received is less than his or her original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 20%. In addition, all or a portion of the gain realized by a non-corporate unitholder on the sale or exchange of a unit, regardless of whether the unit was held for more than twelve months, will generally be subject to a 3.8% Medicare tax if the non-corporate unitholder meets certain minimum income thresholds. Please read “— Tax Treatment of Holders of Our Depositary Units — Tax Rates.” Certain gain attributable to “unrealized receivables” or “inventory items” would be characterized as ordinary income rather than capital gain. For example, if we hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables”. The deductibility of capital losses is subject to limitations.
If you acquire units in separate transactions, you must combine the basis of those units and maintain a single adjusted tax basis for all those units. Upon sale or other disposition of less than all of the units, a portion of that tax basis must be allocated to the units sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his or her entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. A selling unitholder who can identify units transferred with an ascertainable holding period may elect to use the actual holding period of the units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions should consult his or her tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.
Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:
•
a short sale;

•
an offsetting notional principal contract; or

•
a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract, or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.
Allocations Between Transferors and Transferees
We prorate our items of income, gain, loss and deduction between transferors and transferees of our units based upon the ownership of our units on the first business day of each month, instead of on the basis of the date a particular unit is transferred. The U.S. Treasury Department adopted final Treasury Regulations that provide that publicly traded partnerships may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders. Nonetheless, the final regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Proskauer Rose LLP has not rendered an opinion on the validity of our method of allocating income and deductions between transferor and transferee unitholders. If the IRS were to challenge this method or new Treasury Regulations were issued, we may be required to change the allocation of items of income, gain, loss and deduction among our unitholders.
Notification Requirements
A unitholder who sells any of his or her units and a purchaser of units from another unitholder is generally required to comply with certain notification requirements. However, these reporting requirements may not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.
Tax-Exempt Organizations and Certain Other Investors
Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations, and other foreign persons raises issues unique to those investors and, as described below, may have adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our units. Employee benefit plans and most other organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Unrelated business taxable income consists of income derived from the conduct of an unrelated trade or business regularly carried on by a tax-exempt entity, or income derived from “debt financed” property. Generally, dividends, interest and gains from the sale or exchange of capital assets are not unrelated business taxable income when the acquisition of the investment giving rise to such income has not been financed through borrowed funds. Under the Code, in computing its unrelated business taxable income, a tax-exempt organization is required to include its share of income of any entity of which it is a member and which is treated as a partnership for U.S. federal income tax purposes, to the extent such income would be unrelated business taxable income if earned directly by such tax-exempt organization. Some of our income allocated to a unitholder that is a tax-exempt organization may be unrelated business taxable income, in which case it would be taxable to such unitholder.
Non-resident aliens and foreign corporations, trusts, or estates that own units may be considered to be engaged in a trade or business in the United States because of the ownership of units. If considered to be engaged in trade or business in the United States, they will be required to file federal tax returns to report their share of our income, gain, loss, or deduction and pay U.S. federal income tax at regular rates on their share of our net income or gain. The failure by a non-U.S. person that owns units to file any required U.S. federal income tax returns on a timely basis will result in the disallowance of otherwise allowable deductions and credits that are effectively connected with the conduct of such trade or business in the United States. Moreover, under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective tax rate from cash distributions made quarterly to foreign unitholders. Withholding may apply regardless of whether we make distributions of cash or units, in which case a non-U.S. person may have additional amounts due. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or Form W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.
If we are treated as being engaged in a trade or business in the United States, any gain recognized by a non-U.S. unitholder on the sale or exchange of depositary units that is attributable to assets that if sold would produce income that would be effectively connected with such trade or business in the United States will be treated for U.S. federal income tax purposes as income that is effective connected with a United States trade or business (“ECI”), and hence, such unitholders would be subject to U.S. federal income tax on the sale or exchange of such depositary units. Moreover, unless an applicable non-foreign affidavit is furnished to the appropriate party or another exception applies, a 10% withholding tax generally will apply to any gain recognized by a unitholder on the sale, exchange or disposition of depositary units to the extent that gain would be treated as ECI under the rules described above. The requirement to withhold on amounts realized in connection with the sale, exchange, or disposition of certain interests in a publicly traded partnership (including by brokers) is suspended for transfers that occur before January 1, 2022, and therefore no withholding will apply. Recently published final Treasury Regulations end the suspension of withholding on the sale, exchange, or disposition of certain interests in a publicly traded partnership, effective on January 1, 2022, and place the primary responsibility for such withholding obligations for transfers effected through brokers on the broker, and not the publicly traded partnership. However, we may be liable for any underwithholding by a broker that relies on a qualified notice for which we failed to make a reasonable estimate of the amounts required for determining the applicability of the “ten percent exception.” The “ten percent exception” applies if, either (1) the publicly traded partnership was not engaged in a U.S. trade or business during a specified time period, or, (2) upon a hypothetical sale of the publicly traded partnership’s assets at fair market value, (i) the amount of net gain that would have been ECI would be less than 10 percent of the total net gain, or (ii) no gain would have been ECI.

In addition, a foreign corporation that owns units and is treated as engaged in a United States trade or business will be subject to the United States branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity,” which is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.
Administrative Matters
Information Returns and Audit Procedures
We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his or her share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations, or administrative interpretations of the IRS. Neither we nor Proskauer Rose LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.
The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his or her return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.
Partnerships generally are treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. With respect to tax years beginning on or before December 31, 2017, the Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner. The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders.
With respect to tax years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Generally, we expect to elect to have our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, but there can be no assurance that we will be able to do so (or will choose to do so) under all circumstances, or that we will be able to (or choose to) effect corresponding shifts in state income or similar tax liability resulting from the IRS adjustment in states in which we do business in the year under audit or in the adjustment year. If we are unable to have our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own units in us during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties, and interest, our cash available to service debt or pay distributions to our unitholders could be substantially reduced.
Additionally, with respect to tax years beginning after December 31, 2017, our general partner (or such other affiliate as may be designated by the general partner) will be our “partnership representative” and will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. Further, any actions taken by us or by the partnership representative on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders. These rules are not applicable to us with respect to tax years beginning on or prior to December 31, 2017 and are subject to further guidance.

A unitholder must file a statement with the IRS identifying the treatment of any item on his or her U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.
Additional Withholding Requirements
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S. — owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements. These rules generally apply to payments of FDAP Income currently. Thus, to the extent we have FDAP Income that are not treated as effectively connected with a U.S. trade or business (please read “— Tax-Exempt Organizations and Certain Other Investors”), unitholders who are foreign financial institutions or certain other non-U.S. entities may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.
Under recently finalized Treasury Regulations, for distributions made after January 1, 2022, a publicly traded partnership must post on its primary public website (and keep accessible for ten years), and deliver to any registered holder that is a nominee, a qualified notice that states the amount of a distribution that is attributable to each type of income group specified in the Treasury Regulations. If the qualified notice is incorrect such that it causes a broker to underwithhold with respect to an amount in excess of cumulative net income, the publicly traded partnership is liable for any underwithholding on such amount.
You should consult your own tax advisors regarding the potential application of these withholding provisions to you.
Nominee Reporting
Persons who hold an interest in us as a nominee for another person are required to furnish to us:
(a)
the name, address, and taxpayer identification number of the beneficial owner and the nominee;

(b)
whether the beneficial owner is:

1.
a person that is not a United States person;

2.
a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; or

3.
a tax-exempt entity;

(c)
the amount and description of units held, acquired, or transferred for the beneficial owner; and

(d)
specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold, or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.
Accuracy-Related Penalties
An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax, and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.
For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:
(a)
for which there is, or was, “substantial authority”; or

(b)
as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss, or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income tax for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us, or any of our investments, plans or arrangements.
Reportable Transactions
If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “— Information Returns and Audit Procedures.”
Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:
•
accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “— Accuracy-Related Penalties”;

•
for those persons otherwise entitled to deduct interest on U.S. federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

•
in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”
State, Local and Other Tax Considerations
In addition to U.S. federal income taxes, you will likely be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property or in which you are a resident. We currently conduct business and own property in multiple states. Substantially all of these states currently impose a personal income tax on individuals. All of these states impose an income tax on corporations and other entities. Moreover, in addition to state income or similar taxes imposed on residents of certain states, we may also own property or do business in other states in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his or her investment in us. You may be required to file state income tax returns and to pay state income taxes in certain states in which we do business or own property, and you may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “— Tax Treatment of Holders of Our Depositary Units — Entity-Level Collections.” Withholding may apply regardless of whether we make distributions of cash or units, in which case a nonresident unitholder may have additional amounts due. Based on current law and our estimate of our future operations, we anticipate that any amounts required to be withheld will not be material.
It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his or her investment in us. Accordingly, each prospective unitholder should consult, and depend upon, his or her tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local, and non-U.S. as well as U.S. federal tax returns that may be required of him or her. Proskauer Rose LLP has not rendered an opinion on the state, local, or non-U.S. tax consequences of an investment in us.
THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY. ACCORDINGLY, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE OWNERSHIP OF OUR DEPOSITARY UNITS, APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

PLAN OF DISTRIBUTION
We have entered into an open market sale agreement with Jefferies under which we may issue and sell our depositary units from time to time having an aggregate offering amount of up to $400,000,000 through Jefferies, as sales agent. The open market sale agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K and is incorporated by reference in this prospectus supplement. Sales of our depositary units, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Select Market or any other existing trading market for our depositary units.
When requested by us, Jefferies will offer our depositary units subject to the terms and conditions of the open market sale agreement, which may be on a daily basis for periods of time, or as we may otherwise agree with Jefferies. We will designate the maximum amount of depositary units to be sold through Jefferies when we request Jefferies to do so. Jefferies is not required to sell any specific number or dollar amount of our depositary units. Jefferies has agreed, subject to the terms and conditions of the open market sale agreement, to use its commercially reasonable efforts to execute our orders to sell, as our sales agent and on our behalf, our depositary units submitted to Jefferies from time to time by us, as instructed by us and consistent with its normal sales and trading practices. We may instruct Jefferies not to place depositary units at or below a price designated by us. We or Jefferies may suspend the offering of depositary units under the open market sale agreement upon proper notice to the other party. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
If we and Jefferies so agree, Jefferies may act as principal in connection with the placement of the depositary units offered hereby.
We will pay Jefferies a commission of an amount up to 2.00% of the gross sales price per depositary unit sold under the open market sale agreement by the Agent acting as our agent with the exact amount to be agreed by the Company. The estimated offering expenses payable by us, in addition to such commission and reimbursement of expenses, are approximately $250,000, which includes legal, accounting and printing costs and various other fees associated with registering the depositary units being offered. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such depositary units. We have also agreed to reimburse Jefferies for certain of its expenses in an amount up to $50,000.
Jefferies will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market each day on which depositary units are sold under the open market sale agreement. Each confirmation will include the number of depositary units sold on that day, the aggregate gross proceeds of such sales and the commission payable by us to Jefferies. Settlement for sales of depositary units will occur, unless otherwise agreed, on the second business day following the date on which such sales were made.
In connection with the sale of our depositary units on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies may be deemed to be underwriting commissions or discounts.
We have agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of depositary units pursuant to the open market sale agreement will terminate upon the earliest of (i) the sale of all depositary units subject to the open market sale agreement and this prospectus supplement, (ii) the termination of the open market sale agreement according to its terms by either Jefferies or us and (iii) December 31, 2023.
Jefferies has provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services it has received and may in the future receive, customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities. Under the terms of the open market sale agreement, we also may sell our depositary units to Jefferies as principal for its own account at a price agreed upon at the time of the sale. If we sell our depositary units to Jefferies, as principal, we will enter into a separate agreement with Jefferies, and we will describe that agreement in a separate prospectus supplement or pricing supplement to the extent required by law.

LEGAL MATTERS
The validity of the depositary units being offered in this offering will be passed upon for us by Proskauer Rose LLP, New York, New York. Latham & Watkins LLP, New York, New York, is counsel to the Agent in connection with this offering.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Icahn Enterprises L.P. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and depositary units, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. Neither we nor the Agent has authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby.
We maintain a website at www.ielp.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.
We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC (excluding any information in the documents that is deemed by the rules of the SEC to be furnished and not filed):
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February  26, 2021;

•
our Current Reports on Form 8-K filed on January 4, 2021, January 19, 2021, January 22, 2021 and February 19, 2021; and

•
the description of our depositary units contained in our Registration Statement on Form 8-A, filed on December 9, 2011, including any amendments or reports filed for purposes of updating this description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed) between the date of this prospectus supplement and the termination of the offering of securities under this prospectus supplement shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus supplement), at no cost, by writing or telephoning us at the following address:
Icahn Enterprises L.P.
16690 Collins Avenue, PH-1
Sunny Isles Beach, Florida 33160
Attn: Chief Financial Officer
Telephone requests may be directed to (305) 422-4100
This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the depositary units in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or its website www.sec.gov.

PROSPECTUS
$1,000,000,000
ICAHN ENTERPRISES L.P.
ICAHN ENTERPRISES FINANCE CORP.
ICAHN ENTERPRISES HOLDINGS L.P.
Depositary Units, Representing Limited Partner Interests
Preferred Units
Debt Securities (including Guarantees of Non-Convertible debt)
Warrants
Rights
Units
We may, from time to time, offer and sell depositary units or preferred units representing limited partner interests in Icahn Enterprises L.P., debt securities (which may be senior debt securities or subordinated debt securities), including guarantees of non-convertible debt, warrants or rights, either separately or in units, in one or more offerings. The debt securities, preferred units, warrants or rights may be convertible into or exercisable or exchangeable for depositary units, preferred units or debt securities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $1,000,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.
Our depositary units are listed on The Nasdaq Global Select Market under the symbol “IEP”.
This prospectus may not be used to complete sales of securities unless it is accompanied by a prospectus supplement.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2019.

ICAHN ENTERPRISES L.P.
ICAHN ENTERPRISES FINANCE CORP.
ICAHN ENTERPRISES HOLDINGS L.P.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we, Icahn Enterprises Finance Corp. and Icahn Enterprises Holdings L.P. have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell depositary units or preferred units representing limited partner interests, debt securities (including guarantees of non-convertible debt), warrants or rights, either separately or in units, in one or more offerings with a maximum aggregate offering price of $1,000,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Requests for copies should be directed to Investor Relations Department, Icahn Enterprises L.P., 767 Fifth Avenue, Suite 4700, New York, New York 10153; (212) 702-4300. Our website address is www.ielp.com. Our website is not a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.
INDUSTRY AND MARKET DATA
We obtained the market and competitive position data, if any, included or incorporated by reference herein from our and our subsidiaries’ own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we make no representation as to the accuracy of such information. Similarly, we believe our and our subsidiaries’ internal research is reliable, but it has not been verified by any independent sources.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus, any prospectus supplement and the documents that we incorporate by reference may contain “forward-looking statements.” Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include the risks and uncertainties described in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, as well as those risk factors included under “Risk Factors” in this prospectus.
Given these risks and uncertainties, we urge you to read this prospectus, any prospectus supplement and the documents we incorporate by reference completely and with the understanding that actual future results may be materially different from what we plan or expect. All of the forward-looking statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations. In addition, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus, any prospectus supplement and the documents we incorporate by reference. We do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus, any prospectus supplement and the documents we incorporate by reference. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

OUR COMPANY
Icahn Enterprises L.P. (“Icahn Enterprises”) is a master limited partnership formed in Delaware on February 17, 1987. Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”) is a limited partnership formed in Delaware on February 17, 1987. References to “we,” “our” or “us” herein include both Icahn Enterprises and Icahn Enterprises Holdings and their subsidiaries, unless the context otherwise requires.
Icahn Enterprises owns a 99% limited partner interest in Icahn Enterprises Holdings. Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), which is indirectly owned and controlled by Mr. Carl C. Icahn, owns a 1% general partner interest in each of Icahn Enterprises and Icahn Enterprises Holdings as of June 30, 2019. Icahn Enterprises Holdings and its subsidiaries own substantially all of our assets and liabilities and conduct substantially all of our operations. Therefore, the financial results of Icahn Enterprises and Icahn Enterprises Holdings are substantially the same, with differences relating primarily to the allocation of the general partner interest, which is reflected as an aggregate 1.99% general partner interest in the financial statements of Icahn Enterprises. Mr. Icahn and his affiliates owned approximately 92.0% of Icahn Enterprises’ outstanding depositary units as of June 30, 2019.
We conduct and plan to continue to conduct our activities in such a manner as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Therefore, no more than 40% of our total assets can be invested in investment securities, as such term is defined in the Investment Company Act. In addition, we do not invest or intend to invest in securities as our primary business. We intend to structure our investments to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code of 1986, as amended.
Mr. Icahn’s estate has been designed to assure the stability and continuation of Icahn Enterprises with no need to monetize his interests for estate tax or other purposes. In the event of Mr. Icahn’s death, control of Mr. Icahn’s interests in Icahn Enterprises and its general partner will be placed in charitable and other trusts under the control of senior Icahn Enterprises executives and family members.
We are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Energy, Automotive, Food Packaging, Metals, Real Estate and Home Fashion.
Our depositary units representing limited partner interests trade on The Nasdaq Global Select Market under the symbol “IEP.”
Our principal executive offices are located at 767 Fifth Avenue, Suite 4700, New York, New York 10153. Our phone number is (212) 702-4300.
Icahn Enterprises Finance Corp. (“Icahn Enterprises Finance”), a Delaware corporation, is our wholly owned subsidiary. Icahn Enterprises Finance was incorporated on April 19, 2004 and was formed solely for the purpose of serving as a co-issuer of non-convertible debt securities of Icahn Enterprises. Icahn Enterprises Finance does not and will not have any operations or assets and will not have any revenues. Icahn Enterprises Finance’s principal business address is 767 Fifth Avenue, Suite 4700, New York, New York 10153 and its telephone number is (212) 702-4300.
The principal business address of Icahn Enterprises Holdings is 767 Fifth Avenue, Suite 4700, New York, New York 10153 and its telephone number is (212) 702-4300.

RISK FACTORS
An investment in our securities involves a high degree of risk. Additionally, limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in similar businesses. Prior to making a decision about investing in our securities, you should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.
The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our securities and the loss of all or part of your investment.

USE OF PROCEEDS
Except as described in any prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and used for general partnership purposes, which may include investments in our operating subsidiaries and potential acquisitions in accordance with our investment strategy. We continually identify, evaluate and discuss with others acquisition and investment opportunities. We continually evaluate potential acquisition candidates and intend to continue to pursue transactions. However, we have not reached any agreements, commitments or understandings for any future acquisitions or investments other than those arrangements, if any, as described in the documents we incorporate by reference or in any applicable prospectus supplement.
When we offer a particular series of securities, the prospectus supplement relating to that offering will describe the intended use of the net proceeds received from that offering. We will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF DEPOSITARY UNITS
The following description of our depositary units does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law, and to provisions of our amended and restated agreement of limited partnership, dated as of May 12, 1987, as amended and restated as of August 2, 2016, which we refer to as our partnership agreement, and the depositary agreement, dated as of July 1, 1987, as amended and restated as of August 2, 2016, which we refer to as our depositary agreement, entered into between us and Computershare Inc., as depositary, which we refer to as the depositary, and the unitholders. A reference to the “partnership agreement” in this prospectus refers to both of our partnership agreement and the Icahn Enterprises Holdings partnership agreement, unless otherwise indicated. The prospectus supplement relating to a particular offering of depositary units will contain a description of U.S. federal income tax consequences relating to the depositary units.
General
The depositary units represent limited partner interests in Icahn Enterprises. The percentage interest in Icahn Enterprises represented by a depositary unit is equal to the ratio it bears at the time of such determination to the total number of depositary units in Icahn Enterprises (including any undeposited depositary units) outstanding, multiplied by 99%, which is the aggregate percentage interest in Icahn Enterprises of all holders of depositary units. Subject to the rights and preferences of any preferred units that may be issued, each depositary unit evidences entitlement to a portion of Icahn Enterprises’ distributions and an allocation of Icahn Enterprises’ net income and net loss, as determined in accordance with our partnership agreement. We are authorized to issue additional depositary units or other securities from time to time to unitholders or additional investors without the consent or approval of holders of depositary units, or unitholders. There is no limit to the number of depositary units or additional classes of units, including any preferred units, that may be issued. The board of directors of our general partner has the power, without any further action by the unitholders, to issue units with such designations, preferences and relative, participating or other special rights, powers and duties, including rights, powers and duties senior to existing classes of depositary units or preferred units. The depositary units have no preemptive rights.
All or a portion of the depositary receipts evidencing the depositary units may be held through the Depositary Trust Company’s (“DTC”) book-entry settlement system. All depositary receipts accepted for book-entry settlement with DTC are represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such depositary units and registered in the name of the nominee of DTC (initially Cede & Co.). The depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt will be shown on, and the transfer of such ownership will be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.
Deposit of Certificates of Limited Partner Interests
Subject to the terms and conditions of the depositary agreement, on the date of any issuance of depositary units by Icahn Enterprises, our general partner will either (i) deposit with the depositary a certificate or certificates or (ii) in the case of uncertificated depositary units, provide evidence of a credit to the book-entry account maintained by the Registrar, in either case evidencing the aggregate whole number of depositary units so issued. Such deposit or book-entry credit will be accompanied by (a) written instructions containing the name, address, social security or taxpayer identification number of and the number of depositary units to be issued to each investor in the Partnership, and (b) a written request that the depositary execute and deliver to each such investor depositary receipts evidencing the depositary units, registered in the name of such investor, or book-entry credit in the name of such investor, in accordance with such written instructions. Each investor will thereupon be recognized by Icahn Enterprises as a record holder as of the closing date of such issuance of depositary units.
Transfer of Depositary Units
Until a depositary unit has been transferred on the books of the depositary, we and the depositary will treat the record holder of the unit as the absolute owner for all purposes. A transfer of depositary units will not be recognized by the depositary or us unless and until the depositary receipt evidencing such depositary units, or other evidence of uncertificated units, is surrendered by the holder thereof, in person or by duly authorized attorney, to the depositary, properly endorsed and properly signature guaranteed or accompanied by an instrument of transfer executed by the transferor.
Upon surrender for registration of transfer of any depositary unit evidenced by a receipt, and subject to the provisions of the partnership agreement, the appropriate officers of the general partner shall execute and deliver, and in the case of receipts evidencing depositary units, the depositary shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new receipts, or shall deliver other evidence of the issuance of uncertificated units, evidencing the same aggregate number and type of depositary units as was evidenced by the receipt so surrendered.
By acceptance of the transfer or issuance of any depositary units, each transferee or other recipient of depositary units (including any nominee holder or an agent or representative acquiring such units for the account of another person) (i) shall be admitted to the partnership as a limited partner with respect to the units so transferred or issued to such person when any such transfer or issuance is reflected in the books and records of the partnership, (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, the partnership agreement (iii) shall become the record holder of the units so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into the partnership agreement, and (v) makes the consents, acknowledgements and waivers contained in the partnership agreement, all with or without execution of the partnership agreement.
A transferee will be deemed to be a party to the depositary agreement and to be bound by its terms and conditions.
Transfers of Depositary Units Held in Book-Entry Form.
Depositary units held in book-entry form shall be transferred through DTC’s book-entry settlement system.
Withdrawal of Depositary Units from Deposit
A unitholder may withdraw from the depositary the depositary units represented by its depositary receipts upon written request and surrender of the depositary receipts evidencing the depositary units in exchange for a certificate issued by us evidencing the same number of depositary units, or in the case of uncertificated depositary units, evidence of a book-entry credit.
A transferee is required to become a unitholder of record before being entitled to withdraw depositary units from the depositary. Depositary units that have been withdrawn from the depositary, and therefore are not evidenced by depositary receipts, are not transferable except upon death, by operation of law, by transfer to us or redeposit with the depositary. A holder of depositary units withdrawn from deposit will continue to receive its respective share of distributions and allocations of net income and losses pursuant to our partnership agreement. In order to transfer depositary units withdrawn from the depositary other than upon death, by operation of law or to the partnership, a unitholder must redeposit the certificate evidencing such withdrawn depositary units with the depositary and request issuance of depositary receipts representing such depositary units, which depositary receipts then may be transferred. Any redeposit of such withdrawn depositary units with the depositary requires 60 days’ advance written notice and payment to the depositary of a redeposit fee (initially $5.00 per 100 depositary units or portion thereof) and will be subject to the satisfaction of certain other procedural requirements under the depositary agreement.
Replacement of Lost Depositary Receipts and Certificates
A unitholder or transferee who loses or has its certificate for depositary units or depositary receipts stolen or destroyed may obtain a replacement certificate or depositary receipt by furnishing a penalty surety bond and by satisfying certain other procedural requirements under the depositary agreement.
Amendment of Depositary Agreement
Subject to the restrictions described below, any provision of the depositary agreement, including the form of depositary receipt, may, at any time and from time to time, be amended by the mutual agreement of us and the depositary in any respect deemed necessary or appropriate by us and them, without the approval of the holders of depositary units. No amendment to the depositary agreement, however, may impair the right of a holder of depositary units to surrender a depositary receipt and to withdraw any or all of the deposited depositary units evidenced by a depositary receipt or to redeposit depositary units pursuant to the depositary agreement and receive a depositary receipt evidencing redeposited depositary units.
The depositary will furnish notice to each record holder of a depositary unit, and to each securities exchange on which depositary units are listed for trading, of any material amendment made to the depositary agreement. Each record holder of a depositary unit at the time any amendment of the depositary agreement becomes effective will be deemed, by continuing to hold the depositary unit, to consent and agree to the amendment and to be bound by the depositary agreement, as so amended.
The depositary will give notice of the imposition of any fee or charge, other than fees and charges provided for in the depositary agreement, or change to the fees and charges, upon record holders of depositary units to any securities exchange on which the depositary units are listed for trading and to all record holders of depositary units. The imposition of any fee or charge, or change to them, will not be effective until the expiration of 30 days after the date of such notice, unless it becomes effective in the form of an amendment to the depositary agreement effected by us and the depositary.
Termination of Depositary Agreement
We may not terminate the depositary agreement unless the termination (1) is in connection with us entering into a similar agreement with a new depositary selected by the general partner, (2) is as a result of our receipt of an opinion of counsel to the effect that the termination is necessary for us to avoid being treated as an “association” taxable as a corporation for U.S. federal income tax purposes or to avoid being in violation of any applicable federal or state securities laws or (3) is in connection with our dissolution.
The depositary will terminate the depositary agreement, when directed to do so by us, by mailing notice of termination to the record holders of depositary units then outstanding at least 60 days before the date fixed for the termination in such notice. Termination will be effective on the date fixed in such notice, which date must be at least 60 days after it is mailed. Upon termination of the depositary agreement, the depositary will discontinue the transfer of depositary units, suspend the distribution of reports, notices and disbursements and cease to perform any other acts under the depositary agreement, except in the event the depositary agreement is not being terminated in connection with us entering into a similar agreement with a new depositary, the depositary will assist in the facilitation of the withdrawal of depositary units by holders who desire to surrender their depositary receipts.
Resignation or Removal of Depositary
The depositary may resign as depositary and may be removed by us at any time upon 60 days’ written notice. The resignation or removal of the depositary becomes effective upon the appointment of a successor depositary by us and written acceptance by the successor depositary of its appointment. In the event a successor depositary is not appointed within 75 days of notification of such resignation or removal, the general partner will act as depositary until a successor depositary is appointed. Any corporation into or with which the depositary may be merged or consolidated will be the successor depositary without the execution or filing of any document or any further act.

DESCRIPTION OF PREFERRED UNITS
We are authorized to issue preferred units having rights senior to our depositary units. The board of directors of our general partner is authorized to establish the powers, rights, preferences, privileges and designations of one or more class of preferred units without further approval, including:
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distribution rights;

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conversion rights;

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voting rights;

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redemption rights and terms of redemption; and

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liquidation preferences.

The rights, preferences, privileges and restrictions of the preferred units of each class will be fixed by a certificate of amendment to the partnership agreement relating to each class. The prospectus supplement relating to each class will specify the terms of the preferred units, including:
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the maximum number of units in the class and the distinctive designation;

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the rights to share in partnership distributions;

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the terms on which the units may be redeemed, if at all;

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the rights of the class upon dissolution and liquidation of the partnership;

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the terms of any retirement or sinking fund for the purchase or redemption of the units of the class;

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the terms and conditions, if any, on which the units of the class will be convertible into, or exchangeable for, units of any other class or classes of securities;

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the voting rights, if any, on the units of the class; and

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any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the units.

We will describe the specific terms of a particular class of preferred units in the prospectus supplement relating to that class. The description of preferred units above and the description of the terms of a particular series of preferred units in the prospectus supplement are not complete. You should refer to the applicable certificate of amendment to our partnership agreement for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the particular series of preferred units.

OUR PARTNERSHIP AGREEMENT AND CERTAIN
PROVISIONS OF DELAWARE LAW
The rights of a limited partner of the partnership are set forth in our partnership agreement. The following is a summary of certain provisions of our partnership agreement and the agreement of limited partnership of Icahn Enterprises Holdings, or the Icahn Enterprises Holdings partnership agreement, which is similar to our partnership agreement in all material respects (except for the preferred units). The following summary discusses certain provisions that relate to both, and is qualified in its entirety by reference to both our partnership agreement and the Icahn Enterprises Holdings partnership agreement.
Removal of the General Partner
Subject to certain limitations on the exercise by unitholders of voting rights, the general partner may be removed by the written consent or affirmative vote of holders of depositary units owning at least 75% of the total number of all outstanding depositary units, voting as a class, then held by unitholders, including the general partner and its affiliates to the extent that they are holders of depositary units. Upon the removal of the general partner by holders of depositary units, the holders of depositary units will be obligated to elect a successor general partner and to continue the business of the partnership. At the election of the general partner, a successor general partner will be required, at the effective date of its admission as a general partner, to purchase Icahn Enterprises GP’s general partner interest directly from Icahn Enterprises GP for a price equal to its “fair market value,” as described below.
If Icahn Enterprises GP does not elect to sell its interest, the successor general partner will be required to contribute to the capital of Icahn Enterprises cash in an amount equal to 1/99th of the product of the number of depositary units outstanding immediately prior to the effective date of such successor general partner’s admission (but after giving effect to the conversion of Icahn Enterprises GP’s general partner interest into depositary units described below) and the average price at which the depositary units had been trading over the 20-day period immediately preceding the successor general partner’s admission. Thereafter, the successor general partner will be entitled to one percent (1%) of all partnership allocations and distributions.
If Icahn Enterprises GP chooses not to sell its percentage interest directly to a successor general partner, Icahn Enterprises GP’s general partner interest in Icahn Enterprises will be converted into depositary units, with the number of depositary units to be received to be based upon the “fair market value” of its general partner interest at the time of its removal and the average price at which the depositary units had been trading over the 20-day period preceding the effective date of Icahn Enterprises GP’s departure. In this regard, the “fair market value” of the departing general partner’s interest is the amount that would be distributable to Icahn Enterprises GP on account of the interest if Icahn Enterprises were to dispose of all of its assets in an orderly liquidation, commencing on the effective date of its removal at a price equal to the fair market value of those assets (discounted at the rate then payable on one-year U.S. Treasury obligations to the effective date of such removal to reflect the time reasonably anticipated to be necessary to consummate the sales), as agreed upon between Icahn Enterprises GP as the departing general partner and its successor, or, in the absence of an agreement, as determined by an independent appraiser.
Upon removal of Icahn Enterprises GP from the partnership, Icahn Enterprises GP also will be removed as general partner of Icahn Enterprises Holdings and its general partner interest in Icahn Enterprises Holdings will either be purchased by the successor general partner or converted into depositary units (in which case the successor shall also contribute to the capital of Icahn Enterprises Holdings) in the same manner as provided above with respect to the partnership.
The partnership agreement provides that, upon the departure of Icahn Enterprises GP and the conversion of its general partner interest in Icahn Enterprises to depositary units, Icahn Enterprises will, at the request of the departing general partner, file with the SEC up to three registration statements under the Securities Act of 1933, as amended (the “Securities Act”), registering the offer and sale of all or a portion of the depositary units owned by Icahn Enterprises GP, including those depositary units received upon conversion of its general partner interest in Icahn Enterprises and Icahn Enterprises Holdings. The cost of the first registration will be borne by Icahn Enterprises and the cost of any other such registration will be borne by Icahn Enterprises GP.

Withdrawal of the General Partner
The general partner may withdraw, but only if:
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the withdrawal is with the consent of a majority interest;

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Icahn Enterprises GP, with the consent of a majority interest, transfers all of its interest as general partner in the partnership;

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the transferee consents to be bound by the partnership agreement and the transferee has the necessary legal authority to act as successor general partner of the partnership; and

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Icahn Enterprises receives an opinion of counsel to the effect that a vote by the unitholders and the admission of a new general partner is in conformity with Delaware law, will not cause the loss of limited liability to the unitholders and will not cause Icahn Enterprises to be treated as an “association” taxable as a corporation for U.S. federal income tax purposes.

Notwithstanding the foregoing, Icahn Enterprises GP may, without the consent of the unitholders (to the extent permitted by law), transfer its interest as general partner in Icahn Enterprises to any person or entity that has, by merger, consolidation or otherwise, acquired all or substantially all of the assets or stock of Icahn Enterprises GP and continued its business, provided that such person or entity has a net worth no less than that of Icahn Enterprises GP and has accepted and agreed to be bound by the terms and conditions of the partnership agreement. The general partner also may mortgage, pledge, hypothecate or grant a security interest in its interest as general partner in Icahn Enterprises without the consent of unitholders.
Notwithstanding the foregoing, pursuant to Section 17-602 of the Delaware Revised Uniform Limited Partnership Act (the “Partnership Act”), the general partner may withdraw from the limited partnership at any time by giving written notice to the other partners. If this withdrawal results in the violation of the partnership agreement, the Partnership may recover from the withdrawing general partner damages for the breach in addition to any other remedies available under law.
Distributions
The general partner has the power and authority to retain or use partnership assets or revenues as, in the sole and absolute discretion of the general partner, may be required to satisfy the anticipated present and future cash needs of the partnership, whether for operations, expansion, investments, acquisitions or otherwise.
Subject to Section 17-607 of the Partnership Act and to the provision with respect to distributions upon liquidation or dissolution of the partnership, the general partner, in its sole and absolute discretion, may make such distribution from partnership assets or otherwise as it deems appropriate in its sole discretion, quarterly, annually or at any other time. Any distributions will be distributed to the general partner and the record holders in accordance with their respective percentage interests.
Each distribution pursuant hereto shall be paid by the Partnership only to the record holders (as of the record date set forth for such distribution) and to the general partner. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of the applicable distribution (and the Partnership shall have no liability to any other Person by reason of an assignment of a depositary unit or otherwise).
Allocations of Income and Loss
The Icahn Enterprises partnership agreement provides, in general, that all items of income, gain, loss and deduction are allocated to Icahn Enterprises GP and to the holders of depositary units in accordance with their respective percentage ownership in the partnership. Items allocated to the holders of depositary units are further allocated among them pro rata in accordance with the respective number of depositary units owned by each of them. The partnership’s income and gain, and loss and deduction, for U.S. federal income tax purposes will be computed on an annual basis and apportioned equally among the calendar months among the general partner and record holders of depositary units in accordance with their percentage interests as of the first day of the immediately following month. The partnership’s gains and losses from capital transactions generally will be allocated among the general partner and record holders of depositary units in proportion to their percentage interests as of the close of business on the last day of the month in which such gains and losses occurred. However, if gain from a capital transaction is recognized by the partnership over more than one calendar year, gain recognized by the partnership in years subsequent to the year in which the capital transaction occurred shall be allocated in the same manner as income of the partnership is allocated.
Amendment of the Partnership Agreement
General
Amendments to the partnership agreement may be proposed either by the general partner or by unitholders owning at least 10% of the units outstanding. In order to adopt a proposed amendment, other than certain amendments discussed below, the general partner is required to seek written consent of the unitholders or call a meeting to consider and vote upon the proposed amendment. The general partner is not required to take further action with respect to any proposed amendment that, in the opinion of counsel, would be illegal under Delaware law if adopted. A proposed amendment will become effective only if approved by the general partner in writing and approved by a majority interest of unitholders, unless a greater percentage is required by law or the partnership agreement.
Amendments Adopted Solely by Icahn Enterprises GP
The general partner may amend the partnership agreement without the approval or consent of the limited partners to reflect:
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any changes in our name or the location of our principal place of our business;

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the admission, substitution, withdrawal or removal of partners in accordance with the partnership agreement;

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an election to be bound by any successor statute to the Partnership Act;

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any change that is necessary to qualify as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

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any change that is necessary to qualify as a “real estate investment trust”;

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any change (i) that is inconsequential and does not materially adversely affect unitholders; (ii) to cure any ambiguity or to correct any provision; (iii) to satisfy any federal or state agency or contained in any federal or state statute; (iv) to facilitate the trading of the depositary units or comply with any requirements of any securities exchange on which the depositary units are listed for trading; (v) in connection with any action permitted to be taken by Icahn Enterprises GP in the case of the loss of partnership status; or (vi) required or contemplated by the partnership agreement;

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any change in any provision of the partnership agreement that requires any action to be taken by or on behalf of the general partner pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are revised so that the taking of such action is no longer required; or

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any other amendments similar to the foregoing.

Prohibited Amendments
Notwithstanding the foregoing, unless approved by Icahn Enterprises GP in writing and, subject to limitations on the exercise by unitholders of voting rights, by all of the holders of depositary units, no amendment may be made to the partnership agreement if the amendment, in the opinion of counsel would result in the loss of the limited liability of unitholders or Icahn Enterprises as the sole limited partner of Icahn Enterprises Holdings or would cause Icahn Enterprises or Icahn Enterprises Holdings to be treated as an association taxable as a corporation for U.S. federal income tax purposes. In addition, no amendment to the partnership agreement may be made that would:
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enlarge the obligations of the general partner or any unitholder or convert the interest of any unitholder into the interest of a general partner;

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modify the expense reimbursement payable to the general partner and its affiliates pursuant to the partnership agreement without the consent of the general partner or the fees and compensation payable to the general partner and its affiliates pursuant to the Icahn Enterprises Holdings partnership agreement;

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modify the order and method for allocations of net income and net loss or distributions of net cash flow from operations without the consent of the general partner or the unitholders adversely affected; or

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amend sections of the partnership agreement concerning amendments of the agreement without the consent of unitholders owning at least 95% of the total number of depositary units outstanding then held by all unitholders.

Issuance of Additional Securities
The partnership is authorized to issue additional depositary units or other securities from time to time to unitholders or additional investors without the consent or approval of unitholders. There is no limit to the number of depositary units or additional classes that may be issued. The board of directors of the general partner has the power, without any further action by the unitholders, to cause the Partnership to issue securities with such designations, preferences and relative, participating or other special rights, powers and duties, including rights, powers and duties senior to existing classes of depositary units or preferred units, if any.
Meetings; Voting Rights of Unitholders
Any action that is required or permitted to be taken by unitholders may be taken either at a meeting of the holders of depositary units or without a meeting if consents in writing setting forth the action so taken are signed by holders of depositary units owning not less than the minimum number of depositary units, or preferred units, if any, that would be necessary to authorize or take such action at a meeting. Meetings of the holders of depositary units may be called by the general partner or by unitholders owning at least 10% of the total depositary units outstanding then owned by all such unitholders. Holders of depositary units may vote either in person or by proxy at meetings.
The general partner manages and operates Icahn Enterprises. Unlike the holders of common stock in a corporation, holders of our outstanding depositary units have only limited voting rights on matters affecting our business. Holders of depositary units have no right to elect the general partner on an annual or other continuing basis, and the general partner generally may not be removed except pursuant to the vote of the holders of not less than 75% of the outstanding depositary units, including the general partner and its affiliates to the extent that they are holders of depositary units. In addition, removal of the general partner may result in a change of control under our existing debt securities. As a result, holders of depositary units have limited say in matters affecting our operations and others may find it difficult to attempt to gain control or influence our activities.
Each unitholder will have one vote for each depositary unit as to which the unitholder has been admitted as a unitholder. The voting rights of a unitholder who transfers a depositary unit will terminate with respect to that depositary unit upon its transfer. The partnership agreement does not provide for annual meetings of the unitholders.
Unitholders have the right to vote on the following matters and the actions specified therein may be taken by the general partner only with the affirmative vote, in person or by proxy, of a majority interest (except that a higher vote is required for (i) certain amendments to the partnership agreement discussed above and (ii) the removal of the general partner) and with a separate concurrence of Icahn Enterprises GP:

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the amendment of the partnership agreement, except for those amendments that may be made without unitholder approval as discussed above;

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the dissolution of Icahn Enterprises pursuant to the partnership agreement;

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the selection of a liquidating trustee;

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the approval or disapproval of any merger or consolidation of Icahn Enterprises; provided, however that no approval is required with respect to any such transaction which, in the sole and absolute discretion of the general partner, (A) is primarily for the purpose of acquiring properties or assets, (B) combines the ongoing business operations of the entities with Icahn Enterprises as the surviving entity, or (C) is between Icahn Enterprises and Icahn Enterprises Holdings;

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the approval or disapproval of a sale or other disposition (except upon dissolution and liquidation) of all or substantially all of our assets;

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the transfer of the general partner’s partner interest;

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the withdrawal of Icahn Enterprises GP as the general partner;

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the election of a successor general partner;

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the removal of the general partner;

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the election to reconstitute and continue the business rather than dissolve; and

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to consent to certain proposals submitted for the approval of the limited partners of Icahn Enterprises Holdings.

As of June 30, 2019, Mr. Icahn and his affiliates owned approximately 92.0% of our outstanding depositary units. As a result of these holdings, Mr. Icahn can exercise effective control over substantially all matters subject to unitholder consent or approval. Mr. Icahn’s interests may differ from the interests of other unitholders.
Restriction on Short-Form Mergers
Neither the general partner nor its affiliates will cause the partnership (in the event that the Partnership Act is amended to permit partnerships to engage in short-form merger transactions), or any successor entity of the partnership, whether in its current form as a limited partnership or as converted to or succeeded by a corporation or other form of business association, to effect a merger or other business combination (in the event that such short-form merger statute applies to other business combinations) of the partnership or such successor, in each case pursuant to Section 253 of the General Corporation Law of Delaware, or any successor statute, or any similar short-form merger statute under the laws of Delaware or any other jurisdiction. This provision does not apply to any other merger or business combination transaction. In addition, no amendment to this provision is permitted without a unanimous vote of the record holders, unless the amendment has been approved by the audit committee, in which event only a majority interest, as defined, is required for approval of the amendment.
Liability of General Partner and Unitholders
The general partner will be liable for all general obligations of the partnership to the extent not paid by the partnership. The general partner will not, however, be liable for the nonrecourse obligations of the partnership. Assuming that a unitholder does not take part in the control of the business of Icahn Enterprises and otherwise acts in conformity with the provisions of the partnership agreement, the liability of the unitholder will, under the Partnership Act, be limited, subject to certain possible exceptions, generally to the amount contributed by the unitholder or the unitholder’s predecessor in interest to the capital of the partnership, plus the unitholder’s share of any undistributed partnership income, profits or property. However, under the Partnership Act, a unitholder who receives a distribution from Icahn Enterprises that is made in violation of the Partnership Act and who knew at the time of the distribution that the distribution was improper, is liable to Icahn Enterprises for the amount of the distribution. Such liability or liability under other applicable Delaware law (such as the law of fraudulent conveyances) ceases after expiration of three years from the date of the applicable distribution.

Under the Partnership Act, a partnership is prohibited from making a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partner interests and liabilities for which the recourse of creditors is limited to specified property of the partnership, exceed the fair value of the assets of the partnership (except that fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the partnership only to the extent that the fair value of the property exceeds that liability). An assignee of a limited partner who becomes a limited partner does not, under the Partnership Act, become liable for any obligation of the assignor to restore prior distributions.
Reimbursement of Expenses
The partnership agreement requires us to reimburse the general partner for expenses it reasonably incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by the general partner in connection with conducting our business, including without limitation, salaries and rent. Such allocations are subject to periodic review by our audit committee.
Books and Reports
The general partner is required to keep complete and accurate books with respect to the partnership’s business at the principal office of the partnership. The books are maintained for financial accounting purposes on the accrual basis, in accordance with generally accepted accounting principles. The fiscal year of Icahn Enterprises is the calendar year.
Unitholders will be entitled to have access to Icahn Enterprises books and certain other records at reasonable times upon reasonable notice to the general partner, subject to certain limitations including those intended to protect confidential business information.
The general partner will furnish to each unitholder, within 120 days after the close of each fiscal year, reports containing certain financial statements of Icahn Enterprises for the fiscal year, including a balance sheet and statements of income, unitholders’ equity and changes in financial position, which will be audited by a nationally recognized firm of independent certified public accountants. Within 90 days after the close of each taxable year, Icahn Enterprises will use its best efforts to furnish to each unitholder as of the last day of any month during such taxable year such information as may be required by the unitholders for the preparation of their individual federal, state and local tax returns. This information will be furnished in summary form so that certain complex calculations normally required can be avoided. The partnership’s ability to furnish such summary information may depend on the cooperation of unitholders in supplying certain information to the partnership.
Power of Attorney
Pursuant to the Icahn Enterprises’ partnership agreement, each unitholder of record appoints Icahn Enterprises GP and each of Icahn Enterprises GP’s authorized officers as the unitholder’s or substituted unitholder’s attorney-in-fact:
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to enter into the depositary agreement and deposit the depositary units of the unitholder or substituted unitholder in the deposit account established by the depositary and admit the holders of depositary units and preferred units as limited partners in Icahn Enterprises, and

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to make, execute, file and/or record:

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instruments with respect to any amendment of the partnership agreement;

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conveyances and other instruments and documents with respect to the dissolution, termination and liquidation of Icahn Enterprises pursuant to the terms of the partnership agreement;

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financing statements or other documents necessary to grant or perfect a security interest, mortgage, pledge or lien on all or any of the assets of the partnership;

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instruments or papers required to continue the business of Icahn Enterprises pursuant to the partnership agreement;

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instruments relating to the admission of limited partners in the partnership; and

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all other instruments deemed necessary or appropriate to carry out the provisions of the partnership agreement.

The power of attorney is irrevocable, will survive the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the granting unitholder, and will extend to such unitholder’s heirs, successors and assigns.
Death, Bankruptcy or Incompetency of a Unitholder
The death, bankruptcy or adjudication of incompetency of a unitholder will not dissolve the partnership. In such event, the legal representatives of the unitholder will have all the rights of a unitholder for the purpose of settling or managing the estate and such power as the deceased, bankruptcy or incompetent unitholder possessed to assess, sell or transfer any part of his interest. The transfer of depositary units and preferred units by the legal representative to any person or entity is subject to all of the restrictions to which such transfer would have been subject if it had been made by the deceased, bankrupt or incompetent unitholder.
Termination, Dissolution and Liquidation
The partnership will continue until December 31, 2085, unless sooner dissolved or terminated and its assets liquidated upon the occurrence of the earliest of:
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the withdrawal, removal or bankruptcy of the general partner (subject to the right of the unitholders to reconstitute and continue the business of Icahn Enterprises by written agreement of a majority interest and designation by them of a successor general partner within 90 days);

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the written consent or affirmative vote of a majority interest, with the approval of the general partner, to dissolve and terminate the partnership;

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the sale or other disposition of all or substantially all of the assets of the partnership;

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the partnership’s insolvency or bankruptcy; or

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any other event causing or requiring a dissolution under the Partnership Act.

The unitholders’ right to continue Icahn Enterprises described above is subject to the receipt of an opinion of counsel to the effect that the continuation and the selection of a successor general partner will not result in the loss of limited liability of the unitholders and will not cause Icahn Enterprises to be treated as an association taxable as a corporation for U.S. federal income tax purposes. Upon dissolution, the general partner or other entity or person authorized to wind up the affairs of Icahn Enterprises will proceed to liquidate the assets of Icahn Enterprises and apply the proceeds of liquidation in the order of priority set forth in the partnership agreement.
Business Opportunities
The partnership agreement provides that the general partner and its affiliates are permitted to have other business interests and may engage in other business ventures of any nature whatsoever, and may compete directly or indirectly with our business. Mr. Icahn and his affiliates currently invest in assets that may be similar to those in which we may invest and Mr. Icahn and his affiliates intend to continue to do so. We do not have any right to participate therein or receive or share in any income or profits derived therefrom.
Indemnification Under the Partnership Act and the Partnership Agreement
Icahn Enterprises and Icahn Enterprises Holdings are organized under the laws of Delaware. Section 17-108 of the Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

Section 6.15 of our partnership agreement provides that the general partner, its affiliates, and all officers, directors, employees and agents of the general partner and its affiliates (individually, an “ IEP Indemnitee”), to the fullest extent permitted by law, will be indemnified and held harmless from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the IEP Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the general partner or an affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the general partner or an affiliate thereof or (z) a Person serving at the request of Icahn Enterprises in another entity in a similar capacity, which relate to, arise out of or are incidental to Icahn Enterprises, its property, business or affairs, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the IEP Indemnitee continues to be a general partner, an affiliate, or an officer, director, employee or agent of the general partner or of an affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the IEP Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of Icahn Enterprises, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the IEP Indemnitee’s conduct did not constitute willful misconduct. The partnership agreement further provides that an IEP Indemnitee shall not be denied indemnification in whole or in part under Section 6.15 by reason of the fact that the IEP Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the partnership agreement. Any indemnification under Section 6.15 shall be satisfied solely out of the assets of Icahn Enterprises. The record holders shall not be subject to personal liability by reason of the indemnification provision.
Section 6.13 of Icahn Enterprises Holdings’ partnership agreement provides that the general partner, its affiliates, and all officers, directors, employees and agents of the general partner and its affiliates (individually, an “IEH Indemnitee”), to the fullest extent permitted by law, will be indemnified and held harmless from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the IEH Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the general partner or an affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the general partner or an affiliate thereof or (z) a Person serving at the request of Icahn Enterprises Holdings in another entity in a similar capacity, which relate to, arise out of or are incidental to Icahn Enterprises Holdings, its property, business or affairs, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the IEH Indemnitee continues to be a general partner, an affiliate, or an officer, director, employee or agent of the general partner or of an affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the IEH Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of Icahn Enterprises Holdings, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the IEH Indemnitee’s conduct did not constitute willful misconduct. The partnership agreement further provides that an IEH Indemnitee shall not be denied indemnification in whole or in part under Section 6.13 by reason of the fact that the IEH Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the partnership agreement. Any indemnification under Section 6.13 shall be satisfied solely out of the assets of Icahn Enterprises Holdings. The record holders shall not be subject to personal liability by reason of the indemnification provision.
Indemnification Under the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Icahn Enterprises Finance Corp.
Icahn Enterprises Finance Corp. is a corporation incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that under certain circumstances a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities or subordinated debt securities under one or more separate indentures between us and Wilmington Trust, National Association, as trustee, or as otherwise named in an applicable supplement to this prospectus. Following the execution of any indenture, the indenture will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part. Any series of non-convertible debt securities issued by Icahn Enterprises Finance (either as a co-issuer with Icahn Enterprises or as sole issuer) will be guaranteed by its parent, Icahn Enterprises. In addition, any series of non-convertible debt securities issued by Icahn Enterprises Finance or Icahn Enterprises will be guaranteed by Icahn Enterprises Holdings. Such guarantees will be full and unconditional, as defined in Rule 3-10 of Regulation S-X, of the payment obligations on the securities being registered.
The following summary describes certain material terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in the applicable supplement to this prospectus. You should read the applicable indenture for more details regarding the provisions of particular debt securities.
General
The debt securities will be our direct obligations, which may be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more indentures. Senior securities and subordinated securities may be issued pursuant to separate indentures, in each case between us and a trustee, which may be the same indenture trustee, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indentures are summaries of their provisions, do not purport to be complete and are qualified in their entirety by reference to the indentures and the debt securities.
Terms
The indebtedness represented by the senior securities will rank equally with all our other unsecured and unsubordinated indebtedness. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior securities. The particular terms of the debt securities offered by us will be described in one or more supplements to this prospectus, along with any applicable federal income tax considerations unique to such debt securities. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus.
Except as set forth in any prospectus supplement, our debt securities may be issued without limits as to aggregate principal amount, in one or more series, in each case as established from time to time by us or as set forth in the applicable indenture. The terms of each series of our debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuance of additional debt securities of that series.
Any indenture trustee under an indenture may resign or be removed with respect to one or more series of debt securities as provided in the applicable indenture and a successor indenture trustee will be appointed to act with respect to such series.
The following sets forth certain general terms and provisions of the indentures and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of those debt securities, including the following specific terms:
•
the title of the debt securities and whether the debt securities are secured, unsecured, senior securities or subordinated securities;

•
the aggregate principal amount of the debt securities and any limit on such aggregate principal amount;

•
the price (expressed as a percentage of the principal amount of the series) at which the debt securities will be issued and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of the maturity of the debt securities, or (if applicable) the portion of the principal amount of the debt securities that is convertible into depositary units or preferred units, or the method by which any such portion shall be determined;

•
if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the common units or preferred units receivable on conversion;

•
the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•
the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

•
the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the record dates for interest payment dates, or the method by which the record dates shall be determined, the persons to whom interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•
the place or places where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us with respect to the debt securities and the applicable indenture may be served;

•
the period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

•
our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•
if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•
whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

•
whether the debt securities will be issued in certificated or book-entry form and, if so, the identity of the depositary for such securities;

•
whether such debt securities will be in registered form and, if in registered form, the denominations thereof if other than minimum denominations of $1,000 and any integral multiple thereof;

•
the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or set forth in the applicable prospectus supplement and indenture, or any modification thereof;

•
whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such payment;

•
any deletions from, modifications of or additions to the events of default or our covenants, to the extent different from those described in this prospectus, and any change in the right of any trustee or any of the holders to declare the principal amount of any debt securities due and payable;

•
the provisions, if any, relating to the security provided for the debt securities; and

•
any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

If so provided in the applicable prospectus supplement, our debt securities may be issued at a discount below their principal amount and provide for less than their entire principal amount to be payable upon declaration of acceleration of the maturity of such debt securities. In such cases, any special U.S. federal income tax, accounting and other considerations applicable to the securities will be described in the applicable prospectus supplement.
Except as may be set forth in any prospectus supplement, neither our debt securities nor the applicable indenture will contain any provisions that would limit our ability to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control, regardless of whether the indebtedness, transaction or change of control is initiated or supported by us, any of our affiliates or any other party.
Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, our debt securities of any series will be issuable in minimum denominations of $1,000 and integral multiples thereof.
Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable indenture trustee, except, that, at our option, payment of interest may be made by check mailed to the address of the person entitled to payment of interest as it appears in the applicable register for the debt securities.
Our debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of the debt securities at the corporate trust office of the applicable indenture trustee or at the office of any registrar designated by us for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, our debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable indenture trustee or at the office of any registrar designated by us for such purpose. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable indenture trustee or registrar. Except as may be set forth in any prospectus supplement, no service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of any transfer or exchange. If the applicable prospectus supplement refers to any registrar (in addition to the applicable indenture trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such registrar or approve a change in the location through which any registrar acts, except that we will be required to maintain a transfer agent in each place of payment for such series.
We may at any time designate additional registrars with respect to any series of debt securities.

Neither we nor any indenture trustee shall be required (1) to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the delivery or (2) to register the transfer of or exchange any debt security, or portion of the debt security, selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Merger, Consolidation or Sale of Assets
The applicable indenture will provide that we may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity provided that (a) either we shall be the continuing entity, or the successor entity (if other than our company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, is organized under the laws of any domestic jurisdiction and expressly assumes by supplemental indenture our obligations to pay principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture; (b) immediately after the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, exists; and (c) an officers’ certificate and legal opinion covering these conditions shall be delivered to the applicable indenture trustee.
Unless otherwise provided in the applicable indenture and set forth in the applicable prospectus supplement, the applicable indenture will provide that these conditions will not apply or be required to be complied with in connection with any merger or consolidation or sale, assignment, transfer, conveyance of all or substantially all of our assets to a wholly owned subsidiary, provided that if we are not the surviving entity of the transaction, the surviving entity complies with clauses (a) and (c).
Covenants
Covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.
Subordination of Subordinated Debt Securities
Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. To the extent we issue subordinated debt securities, they will also be contractually subordinated to any senior debt securities or other senior indebtedness that we may issue. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of any event of default, we may not make any payment on the subordinated debt securities until either we have paid all senior indebtedness or the acceleration is rescinded.
If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.
Events of Default, Notice and Waiver
Unless otherwise set forth in the applicable prospectus supplement, each indenture will provide that the following events are “Events of Default” with respect to any series of debt securities:
(1)
default for 30 days in the payment of any installment of interest on any debt security of that series or in the performance of certain covenants contained in the indenture;

(2)
default in the payment of principal of (or premium, if any, on) any debt security of the series at its maturity upon redemption or otherwise;

(3)
default in the performance or breach of any other covenant contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued under the indenture other than such series), continued for 60 days after written notice as provided in the applicable indenture has been given;

(4)
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of our company or any guarantor that is a significant subsidiary, as defined; and

(5)
any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable indenture trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those debt securities) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable indenture trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of any series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable indenture trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul the declaration and its consequences subject to certain conditions provided in the applicable indenture. The indentures also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to that series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of each holder affected by such modification or amendment.
The indentures will require each indenture trustee to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless the default shall have been cured or waived; provided, however, that the indenture trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series if specified responsible officers of such indenture trustee consider withholding of notice to be in the interest of the holders.
Except as may be set forth in any prospectus supplement, each indenture will provide that no holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy under it, except in the case of failure of the applicable indenture trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an indemnity reasonably satisfactory to it, and the holders of a majority in aggregate principal amount of the outstanding securities of that series have not given the trustee a direction inconsistent with the request. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities on or after the respective due dates thereof.
The indentures will provide that, subject to provisions in each indenture relating to its duties in case of default, an indenture trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders shall have offered and provided to the indenture trustee under that indenture reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or of exercising any trust or power conferred upon the indenture trustee. However, an indenture trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the indenture trustee in personal liability or which may be prejudicial to the holders of debt securities of such series not joining therein.
Within 90 days after the close of each fiscal year, we will be required to deliver to each indenture trustee a certificate, signed by one of several of our specified officers, stating among other things whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.
Modification of the Indentures
Except as may be set forth in any prospectus supplement, modifications and amendments of an indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby,
(1)
extend the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any the debt security;

(2)
reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

(3)
change the coin or currency for payment of principal of, premium, if any, or interest on any the debt security; or

(4)
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or covenants or modify certain covenants.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive covenants of the applicable indenture.
Modifications and amendments of an indenture will be permitted to be made by us and the respective indenture trustee without the consent of any holder of debt securities for any of the following purposes among certain others:
(1)
to evidence the succession of another person to our company as obligor under the indenture;

(2)
to add to the covenants of our company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

(3)
to change or eliminate any provisions of the indenture restricting the payment of principal or premium with respect to securities in registered form, provided that the action shall not adversely affect the interest of the holders of the debt securities of any series in any material respect;

(4)
in the case of subordinated securities, to make any change to the provisions of an indenture that would limit or terminate the benefits available to any holder of senior indebtedness, but only if each such holder of senior indebtedness consents to such change;

(5)
to add guarantees with respect to the securities or to secure the securities;

(6)
to convey, transfer assign, mortgage or pledge any property to the indenture trustee;

(7)
to modify an indenture so as to permit its qualification under the Trust Indenture Act;

(8)
to make any change that does not adversely affect the rights of any holder;

(9)
to add to, change or eliminate any provisions of an indenture; provided that any such addition, change or elimination not otherwise permitted under the indenture (i) shall be effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision or (ii) does not apply to nor modify the rights of the holders of any such debt securities;

(10)
to establish the form or terms of securities and coupons of any series of securities;

(11)
to provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trusts under an indenture by more than one indenture trustee; or

(12)
to cure any ambiguity, defect or inconsistency in an indenture.

The indentures will provide that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or whether a quorum is present at a meeting of holders of debt securities, the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of principal that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the original discount issue security pursuant to the indenture.
Unless otherwise set forth in the applicable prospectus supplement, we will be permitted, at our option, to discharge certain obligations to holders of any series of debt securities issued under any indenture that have not already been delivered to the applicable indenture trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable indenture trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.
Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that we may elect either
(1)
to defease and be discharged from any and all obligations with respect to such debt securities, or

(2)
to be released from our obligations with respect to covenants under the applicable indenture.

in either case upon the irrevocable deposit by us with the applicable indenture trustee, in trust, of an amount sufficient to pay the principal of (and premium, if any) and interest on the debt securities on the stated maturity or on the applicable redemption date.
Such a trust will only be permitted to be established if, among other things, we have delivered to the applicable indenture trustee an opinion of counsel (as specified in the applicable indenture) and to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the event of defeasance, the holders of debt securities would thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into depositary units or preferred units will be set forth in the applicable prospectus supplement relating thereto. Such terms will include whether such debt securities are convertible into depositary units or preferred units, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion. Any convertible debt securities that may be offered shall be issued solely by Icahn Enterprises and not by Icahn Enterprises Finance, and the prospectus supplement relating to the series of such convertible debt securities will contain such provision.
Payment
Unless otherwise set forth in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the office of the paying agent, which shall be the corporate trust office of the indenture trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at our option payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.
All moneys paid by us to a paying agent or an indenture trustee for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of one year after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities will be issued in registered form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

DESCRIPTION OF WARRANTS
General Description of Warrants
We may issue warrants for the purchase of depositary units, preferred units or debt securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.
Depositary Unit Warrants and Preferred Unit Warrants
The prospectus supplement relating to a particular issue of warrants to purchase depositary units or preferred units will describe the terms of the depositary unit or preferred unit warrants, including, among other things, the following:
•
the title of the warrants;

•
the offering price for the warrants, if any;

•
the aggregate number of the warrants;

•
the designation and terms of the depositary units or preferred units that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•
the number of depositary units or preferred units that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

•
the dates on which the right to exercise the warrants commence and expire;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
whether the warrants will be certificated and whether the warrants represented by warrant certificates or the depositary units or preferred units that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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information relating to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including, among other things, the following:

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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the debt securities that may be purchased upon exercise of the warrant;

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if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

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if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

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the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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whether the warrants will be certificated and whether the warrants represented by warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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information relating to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of depositary units or preferred units or principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until you exercise your warrants to purchase our depositary units, preferred units or debt securities, you will not have any rights as a holder of depositary units, preferred units or debt securities, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF RIGHTS
We may issue rights to purchase depositary units, preferred units or debt securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the unitholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:
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the title of the rights;

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the date of determining the unitholders entitled to the rights distribution;

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the title, aggregate number of depositary units or preferred units purchasable upon exercise of the rights;

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the exercise price;

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the aggregate number of rights issued;

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the date, if any, on and after which the rights will be separately transferable;

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the date on which the right to exercise the rights will commence and the date on which the right will expire; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of depositary units or preferred units at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the depositary units or preferred units purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more depositary units, preferred units, debt securities, warrants or rights or any combination of such securities. The prospectus supplement will describe:
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the terms of the units and of the depositary units, preferred units, debt securities, warrants or rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange or the units.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement, if any, and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreement, if any, and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION
We may sell our securities in or outside the United States to or through underwriters or dealers, through agents or directly to one or more investors. The applicable supplement to this prospectus with respect to our securities, will set forth the terms of the offering of our securities, including the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriter compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.
Our securities may be sold directly by us or through agents designated by us from time to time at fixed prices, which may be changed, or at varying prices determined at the time of a sale of our securities. Any agent involved in the offer or sale of our securities will be named, and any commissions payable by us to such agent will be set forth, in the supplement to this prospectus relating thereto.
In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions.
Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.
We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.
Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market.
Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Proskauer Rose LLP, New York, New York, will provide us with an opinion as to certain legal matters in connection with the securities we are offering.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Icahn Enterprises L.P. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Icahn Enterprises Holdings, L.P. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be offered from time to time by this prospectus and any accompanying prospectus supplement. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including the exhibits and schedules thereto.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are required to file reports and other information with the SEC. We maintain a website at www.ielp.com. We provide access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports free of charge through this website as soon as reasonably practicable after such material is electronically filed with the SEC. Paper copies of annual and periodic reports filed with the SEC may be obtained free of charge upon written request by contacting our headquarters at the address located on the front cover of this report or under Investor Relations on our website. In addition, our corporate governance guidelines, including our Code of Business Conduct and Ethics and Audit Committee Charter, are available on our website (under Corporate Governance) and are available in print without charge to any stockholder requesting them. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers like us who file electronically with the SEC. The SEC’s website is located at www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings made pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and any other future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (other than Current Reports on Form 8-K containing disclosure furnished under Items 2.02 or 7.01 of Form 8-K, unless otherwise indicated therein):
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019 (SEC File No. 001-09516);

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 2, 2019 and August 6, 2019, respectively (SEC File No. 001-09516);

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Our Current Reports on Form 8-K, filed with the SEC on March 18, 2019, May 2, 2019, May 7, 2019, May 7, 2019, May 10, 2019, June 7, 2019, June 24, 2019, June 25, 2019, June 27, 2019, August 1, 2019, September 3, 2019, September 3, 2019 and September 6, 2019 (SEC File No. 001-09516);

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All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference into this prospectus; and

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All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:
Icahn Enterprises L.P.
767 Fifth Avenue, Suite 4700
New York, New York 10153
Attn: Chief Financial Officer
Telephone requests may be directed to (212) 702-4300
This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus and any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.
You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document or otherwise indicated herein.
Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Up to $400,000,000
Depositary Units
Representing Limited Partner Interests
ICAHN ENTERPRISES L.P.

PROSPECTUS SUPPLEMENT

Jefferies
February 26, 2021